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Exhibit 23.2

        HANSEN, BARNETT & MAXWELL, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 and Form S-3 of SandRidge Mississippian Trust II and SandRidge Energy, Inc. of our reports dated March 1, 2010 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in the Annual Report on Form 10-K, as amended, of Arena Resources, Inc. for the year ended December 31, 2009. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Hansen, Barnett and Maxwell, P.C. HANSEN, BARNETT & MAXWELL, P.C.
Salt Lake City, Utah January 5, 2012

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM